                                                                    Exhibit 10.8

                             US AIRWAYS GROUP, INC.

                           2005 EQUITY INCENTIVE PLAN
                   STOCK APPRECIATION RIGHT AWARD GRANT NOTICE

US Airways Group, Inc. (the "COMPANY"), pursuant to its 2005 Equity Incentive Plan (the "PLAN"), hereby grants to Participant a Stock Appreciation Right Award covering the number of stock appreciation rights (the "STOCK APPRECIATION RIGHTS") set forth below (the "AWARD"). This Award shall be evidenced by a Stock Appreciation Right Award Agreement (the "AWARD AGREEMENT"). This Award is subject to all of the terms and conditions as set forth herein and in the Award Agreement and the Plan, each of which is attached hereto and incorporated herein in its entirety.

Participant:                           _________________________________________

Date of Grant:                         _________________________________________

Number of Stock Appreciation Rights:   _________________________________________

Fair Market Value Per Share on
Date of Grant:                         _________________________________________

Expiration Date:                       _________________________________________

VESTING SCHEDULE: Subject to acceleration as described in Section 3 of the Award Agreement, and provided that the Participant's Continuous Service has not terminated prior to the applicable vesting date, the Stock Appreciation Rights shall vest as follows:

     -    50% of the Stock Appreciation Rights shall vest on September 27, 2007;
          and

     - 25% of the Stock Appreciation Rights shall vest on each of September 27, 2008 and 2009.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the Stock Appreciation Rights and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

          OTHER AGREEMENTS: _________________________________________

US AIRWAYS GROUP, INC.      PARTICIPANT


By:
    ---------------------------------   ----------------------------------------
    Signature                           Signature
Title:                                  Date:
       ------------------------------         ----------------------------------
Date:
      -------------------------------

ATTACHMENTS: Stock Appreciation Right Award Agreement and US Airways Group, Inc.
             2005 Equity Incentive Plan

                                  ATTACHMENT I

                                 AWARD AGREEMENT

                                  ATTACHMENT II

                US AIRWAYS GROUP, INC. 2005 EQUITY INCENTIVE PLAN

                             US AIRWAYS GROUP, INC.
                           2005 EQUITY INCENTIVE PLAN
                    STOCK APPRECIATION RIGHT AWARD AGREEMENT

     Pursuant to the Stock Appreciation Right Award Grant Notice ("GRANT NOTICE") and this Stock Appreciation Right Award Agreement ("AWARD AGREEMENT"), US Airways Group, Inc. (the "COMPANY") has awarded you a Stock Appreciation Right Award under its 2005 Equity Incentive Plan (the "PLAN") for the number of stock appreciation rights ("STOCK APPRECIATION RIGHTS") as indicated in the Grant Notice (collectively, the "AWARD"). Except where indicated otherwise, defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your Award are as follows:

     1. NUMBER OF STOCK APPRECIATION RIGHTS. The number of Stock Appreciation Rights subject to your Award is set forth in the Grant Notice. Such number may be adjusted from time to time for capitalization adjustments as described in
Section 12(a) of the Plan.

     2. CALCULATION OF APPRECIATION. The amount payable upon exercise of each vested Stock Appreciation Right shall be equal to the excess of (A) the Fair Market Value per share of Common Stock on the date of exercise, over (B) the Fair Market Value per share of Common Stock on the date of grant of the Stock Appreciation Right (as indicated in the Grant Notice).

     3. VESTING. The Stock Appreciation Rights shall vest, if at all, as provided in the vesting schedule set forth in your Grant Notice, provided, however, that:

          (A) vesting shall cease upon the termination of your Continuous Service; and

          (B) vesting of all Stock Appreciation Rights shall be fully accelerated in the event that (i) your Continuous Service is terminated by the Company without Cause (as defined in the Plan) or by reason of your death or Disability (as defined in the Plan), (ii) you terminate your Continuous Service for Good Reason (as defined in your Executive Change in Control and Severance Benefits Agreement), or (iii) your Continuous Service is terminated involuntarily with or without Cause (as defined in the Plan) within twenty-four
(24) months following a Change in Control (as defined in the Plan) of the Company that occurs subsequent to September 27, 2005.

     4. EXERCISE. You may exercise the vested portion of your Award during its term by delivering a Notice of Exercise (in a form designated by the Company) to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require. The exercise date will be the business day on which your signed Notice of Exercise is received by the Company. If the Notice of Exercise is received after normal business hours for a given day, then the exercise date will be considered to be the following business day.

     5. TERM. You may not exercise your Award before the commencement or after the expiration of its term. The term of your Award commences on the Date of Grant and expires upon the earliest of the following:

          (A) immediately upon the termination of your Continuous Service for Cause (as defined in the Plan);

          (B) three (3) months after the termination of your Continuous Service for any reason (other than for Cause or your death, Disability or Retirement), provided that if during any part of such three (3) month period you may not exercise your Award solely because of the condition set forth in Section 7 relating to "Securities Law Compliance," your Award shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

          (C) three (3) years after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

          (D) three (3) years after the termination of your Continuous Service due to your Disability;

          (E) three (3) years after the termination of your Continuous Service due to your Retirement;

          (F) the Expiration Date indicated in your Grant Notice; or

          (G) the day before the tenth (10th) anniversary of the Date of Grant.

     6. PAYMENT. Subject to Section 10, the amount payable upon exercise of the Award shall be settled in shares of Common Stock based on the Fair Market Value of such shares at the time of exercise.

     7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your Award unless either (a) the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or (b) the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Award also must comply with other applicable laws and regulations governing the Award, and you may not exercise your Award if the Company determines that such exercise would not be in material compliance with such laws and regulations.

     8. TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Award.

     9. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

     10. WITHHOLDING OBLIGATIONS.

          (A) At the time you exercise your Award, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your Award.

          (B) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).

          (C) You may not exercise your Award unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Award when desired even though your Award is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock unless such obligations are satisfied.

     11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     12. MISCELLANEOUS.

          (A) The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

          (B) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

          (C) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

          (D) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (E) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     13. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

     14. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

                                    * * * * *

     This Stock Appreciation Right Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Stock Appreciation Right Award Grant Notice to which it is attached.